Exhibit 4.9(xvi)

Portions of this exhibit have been omitted because it is not both material and is the type that the registrant treats as private or confidential.

THE SYMBOL “[REDACTED]” DENOTES PLACES WHERE CERTAIN IDENTIFIED.

Liquidity Loan Contract

Contract No.: Jiading 2026 Liuzi No. 26151901

Borrower: WIPO (Shanghai) New Energy Technology Co., Ltd.

Unified Social Credit Code: 91310107324485470F

Legal Representative / Responsible Person: Liu Yuejin

Registered Address: 9th Floor, Building E1, No. 295, Lane 1588, Zhuguang Road, Xujing Town, Qingpu District, Postal Code: 200000

Deposit Bank and Account Number: Bank of China, Shanghai Xuhui Sub-branch, Account No. 8110201013001309775

Telephone: [REDACTED] Fax: /

Email: /

Lender: Bank of China Limited, Shanghai Jiading Sub-branch

Legal Representative / Responsible Person: Cao Jie

Registered Address: No. 451 Tacheng Road, Jiading District, Postal Code: 201800

Telephone: [REDACTED] Fax: /

The borrower and the lender, through equal negotiation, have reached an agreement on the lender granting a liquidity loan to the borrower and hereby enter into this contract.

Article 1 Loan Amount

Loan Currency: Renminbi

Loan Amount (in words): Three Million Yuan Only

Loan Amount (in figures): 3,000,000.00

Article 2 Loan Term

Loan Term: 12 months, calculated from the actual drawdown date. If the loan is drawn in installments, the term shall be calculated from the date of the first actual drawdown.

The borrower shall strictly draw down the loan in accordance with the agreed drawdown schedule. If the actual drawdown date is later than the agreed drawdown date, the borrower shall still repay the loan in accordance with the repayment schedule stipulated in this contract.

Article 3 Loan Purpose

Loan Purpose: Daily operating turnover

Without the prior written consent of the lender, the borrower shall not change the loan purpose, including but not limited to using the loan for purchasing residential property or repaying housing mortgage loans, for shareholder dividends, or for investments in financial assets, fixed assets, equity, etc. The borrower shall not use the loan for any fields or purposes prohibited by laws, regulations, regulatory provisions, or the state, nor for on-lending, purchasing other financial products for arbitrage, diverting funds to artificially increase fiscal revenue, or illegally increasing local government hidden debt.

Article 4 Loan Interest Rate and Interest Calculation and Settlement (Note: Fill in according to the facts; delete inapplicable clauses)

The lender shall disclose the annualized interest rate for the loan under this contract to the borrower through the “Annualized Loan Interest Rate Notification Letter” attached hereto. If the annualized interest rate for the loan under this contract is calculated solely based on the loan interest rate specified in clause 1 of this article, the aforementioned “Annualized Loan Interest Rate Notification Letter” shall not apply.

1. Loan Interest Rate

The loan interest rate (annualized rate; simple interest for Renminbi loans, simple interest or simple/compound interest combination for foreign currency loans (choose one)) is the following type 2:

(1) Fixed interest rate, annual rate / %. The contract rate remains unchanged during the loan term.

For Renminbi fixed-rate loans, the source is: the most recently published 1-year or 5-year or more (choose one) Loan Prime Rate by the National Interbank Funding Center on the working day immediately preceding the effective date of this contract, plus or minus (choose one) / basis points.

For foreign currency fixed-rate loans, the source is:

A. The benchmark rate applicable on the effective date (T date) of this contract plus/minus basis points. The benchmark rate is the interest rate value for the corresponding / (tenor) USD term SOFR, JPY TIBOR, EUR EURIBOR, or / displayed on the Bloomberg financial terminal page or obtained from the Reuters information system for the T-2 or T-3 (choose one) working day. If the foreign currency benchmark rate is negative, the foreign currency benchmark rate shall be deemed zero. “Working day” in this paragraph refers to a working day in the locality of the relevant currency’s pricing benchmark administrator.

B. The benchmark rate applicable on the effective date (T date; if the effective date is not a working day, the most recent working day prior to it shall be T date) of this contract plus/minus basis points. The benchmark rate is the interest rate value for the corresponding USD overnight SOFR, GBP overnight SONIA, JPY overnight TONA, EUR overnight ESTR, CHF overnight SARON, or / displayed on the Bloomberg financial terminal page for the T-5 working day. If the foreign currency benchmark rate is negative, the foreign currency benchmark rate shall be deemed zero. “Working day” in this paragraph refers to a working day in the locality of the relevant currency’s pricing benchmark administrator. (Note: This sub-clause applies to overnight interest rates.)

C. The latest / month / (foreign currency benchmark rate) obtained from the Reuters information system before 9:00 a.m. (Beijing time) on the working day immediately preceding the effective date of this contract, plus/minus basis points. If the foreign currency benchmark rate is negative, the foreign currency benchmark rate shall be deemed zero. (Note: This sub-clause applies to term interest rates for foreign currencies other than USD, GBP, JPY, EUR, and CHF.)

(2) Floating interest rate, with the actual drawdown date (or the first actual drawdown date for installment drawdowns) as the start date, and a floating period of every 12 months, with repricing occurring once. The repricing date is the first day of the next floating period, i.e., the corresponding day of the start date in the repricing month; if there is no corresponding day in that month, it shall be the last day of that month. If the floating period is daily, the repricing date shall be the day of the next floating period.

For each drawdown:

Renminbi floating rate loans

A. The interest rate for the initial period (from the actual drawdown date to the end of the current floating period) shall be the most recently published 1-year or 5-year or more (choose one) Loan Prime Rate by the National Interbank Funding Center on the working day immediately preceding the actual drawdown date, plus or minus (choose one) 40 basis points.

B. On the repricing date, together with other installment drawdowns, the interest rate shall be repriced based on the most recently published 1-year or 5-year or more (choose one) Loan Prime Rate by the National Interbank Funding Center on the working day immediately preceding the repricing date, plus or minus (choose one) 40 basis points, which shall serve as the applicable interest rate for that floating period.

Foreign currency borrowing floating interest rate

A. If a term interest rate applies, the interest rate shall be determined as follows: the interest rate for the initial period (from the actual drawdown date to the end of the current floating period) shall be determined by the benchmark rate applicable on the actual drawdown date (T day) plus a margin of / basis points. The benchmark rate shall be the interest rate value for the corresponding borrowing currency under this contract, as displayed on the Bloomberg financial telecommunications terminal page or obtained from the Reuters information system, for a term of / (term) □ USD TERM SOFR □ JPY TIBOR □ EUR EURIBOR □ / on □ T-2 ☐ T-3 business days. On the repricing date (T day), together with other partial drawdowns, the applicable interest rate for the floating period shall be determined by the interest rate value for the corresponding borrowing currency under this contract, as displayed on the Bloomberg financial telecommunications terminal page or obtained from the Reuters information system, for a term of / (term) □ USD TERM SOFR □ JPY TIBOR □ EUR EURIBOR □ / on □ T-2 □ T-3 business days, plus a margin of basis points. The margin shall remain unchanged during the term of the contract. If the foreign currency benchmark rate is negative, the foreign currency benchmark rate shall be deemed to be zero. Business days as referred to in this paragraph shall mean business days in the jurisdiction of the relevant currency pricing benchmark administrator.

B. If an overnight interest rate applies, the interest rate shall be determined as follows: the interest rate for each interest calculation day (meaning each calendar day during the borrowing period, the same below) shall be determined by the benchmark rate applicable to the corresponding borrowing currency under this contract, being □ USD overnight SOFR □ GBP overnight SONIA □ JPY overnight TONA □ EUR overnight ESTR □ CHF overnight SARON □ /, plus a margin of / basis points. The lender shall subsequently determine the interest rate for each interest calculation day based on the applicable benchmark rate for that day and the aforementioned margin. The daily pricing benchmark rate shall be determined for each interest calculation day as follows: the first rate determination day shall be the actual drawdown date, and each subsequent rate determination day shall be each interest calculation day after the first rate determination day. The benchmark rate applicable on the rate determination day (T day; if the rate determination day is not a business day, then the most recent business day prior to it shall be T day) shall be the interest rate value for the corresponding borrowing currency under this contract, as displayed on the Bloomberg financial telecommunications terminal page, for □ USD overnight SOFR □ GBP overnight SONIA □ JPY overnight TONA □ EUR overnight ESTR □ CHF overnight SARON □ / on T-5 business days. The margin shall remain unchanged during the term of the contract. If the foreign currency benchmark rate is negative, the foreign currency benchmark rate shall be deemed to be zero. Business days as referred to in this paragraph shall mean business days in the jurisdiction of the relevant currency pricing benchmark administrator.

C. The interest rate for the initial period (from the actual drawdown date to the end of the current floating period) shall be the latest / month / (foreign currency benchmark rate) obtained from the Reuters information system before 9:00 a.m. (Beijing time) on the business day immediately preceding the actual drawdown date, plus basis points. On the repricing date, together with other partial drawdowns, the interest rate shall be repriced using the latest / (foreign currency benchmark rate) for the same floating period obtained from the Reuters information system before 9:00 a.m. (Beijing time) on the business day immediately preceding that date, plus basis points, as the applicable interest rate for that floating period. If the foreign currency benchmark rate is negative, the foreign currency benchmark rate shall be deemed to be zero. (Note: this subparagraph applies to term interest rates for foreign currencies other than the US dollar, British pound, Japanese yen, euro, and Swiss franc.)

2. Interest calculation

(1) For the fixed interest rate under paragraph 1(1) of this clause, the floating interest rate for renminbi borrowing under paragraph 1(2) of this clause, and items A and C of the foreign currency borrowing floating interest rate under paragraph 1(2) of this clause:

Interest shall accrue from the date of the borrower’s actual drawdown, calculated based on the actual amount drawn down and the number of days the funds are used.

Interest calculation formula: interest = principal x actual days x daily interest rate.

The daily interest rate calculation basis is 360 days per year, with the conversion formula: daily interest rate = annual interest rate / 360.

(2) For item B of the foreign currency borrowing floating interest rate under paragraph 1(2) of this clause:

Interest shall accrue from the date of the borrower’s actual drawdown, calculated based on the actual amount drawn down and the number of days the funds are used.

☐ Simple interest calculation: the portion calculated based on the pricing benchmark and the portion calculated based on the margin shall both accrue interest on a simple interest basis.

☐ Combined simple and compound interest calculation: for the portion calculated based on the pricing benchmark, the interest for that portion on each business day = (principal amount borrowed + total accrued interest for that portion up to the previous day) x the applicable benchmark daily interest rate for that day; on non-business days, interest shall still accrue on a simple interest basis. The portion calculated based on the margin shall accrue interest on a simple interest basis.

The daily interest rate calculation basis is 360 days per year, with the conversion formula: daily interest rate = annual interest rate / 360.

The business days referred to above shall mean business days in the jurisdiction of the relevant currency pricing benchmark administrator.

3. Interest settlement method

The borrower shall settle interest in accordance with the following method 1:

(1) Quarterly interest settlement, with the 20th day of the last month of each quarter as the interest settlement date and the 21st day as the interest payment date.

(2) Monthly interest settlement, with the 20th day of each month as the interest settlement date and the 21st day as the interest payment date.

If the final repayment date of the loan principal does not fall on an interest payment date, then the final repayment date of the loan principal shall be the interest payment date, and the borrower shall pay all accrued interest in full.

4. Penalty interest

(1) For overdue borrowing or borrowing used in a manner not in accordance with the purposes stipulated in the contract, penalty interest shall be charged on the overdue or misused portion at the penalty interest rate specified in this subparagraph from the date of overdue or misappropriation until the principal and interest are fully repaid.

For borrowing that is both overdue and misused, penalty interest shall be charged at the higher penalty interest rate.

(2) For interest and penalty interest that the borrower fails to pay when due, compound interest shall be charged at the penalty interest rate specified in this subparagraph in accordance with the interest settlement method stipulated in paragraph 3 of this clause.

(3) Penalty interest rate (note: to be completed accurately based on the borrowing currency and interest rate determination method)

Penalty interest rate for renminbi borrowing:

☐ Penalty interest rate for fixed-rate borrowing

A. Floating interest rate, with a floating period of / months / / years (note: for fixed-rate loans with a term of one year (inclusive) or less, the floating period shall be the original loan term; for fixed-rate loans with a term exceeding one year, the floating period shall be one year). The rate shall be repriced once per floating period from the date of overdue or misappropriation. The repricing date shall be the corresponding day of the month in which the repricing occurs relative to the date of overdue or misappropriation; if there is no corresponding day in that month, the last day of that month shall be the repricing date.

B. The overdue loan penalty interest rate shall be the penalty interest base rate determined under this item C plus [ ]%, and the misappropriated loan penalty interest rate shall be the penalty interest base rate determined under this item C plus [ ]%.

C. During the first floating period, the penalty interest base rate shall be the loan interest rate specified in clause 1 of this article. Upon the expiration of each floating period, the penalty interest base rate for the next floating period shall be determined based on the loan prime rate of [ ] year(s) or [ ] years or more (select one) most recently published by the National Interbank Funding Center as of the business day immediately preceding the repricing date, plus or minus (select one) [ ] basis points.

Penalty interest rate for floating rate loans

A. The penalty interest rate shall float from the date of default or misappropriation in accordance with the floating period specified in clause 1 of this article. The penalty interest repricing date shall be the corresponding day of the month in which the repricing occurs for the date of default or misappropriation. If there is no corresponding day in that month, the last day of that month shall be the penalty interest repricing date.

B. The overdue loan penalty interest rate shall be the penalty interest base rate determined under this item C plus 50%, and the misappropriated loan penalty interest rate shall be the penalty interest base rate determined under this item C plus 100%.

C. During the first floating period, the penalty interest base rate shall be the loan interest rate actually in effect at the time of default or misappropriation. Upon the expiration of each floating period, the penalty interest base rate for the next floating period shall be repriced on the repricing date in accordance with the method specified in clause 1 of this article.

Penalty interest rate for foreign currency loans

[ ] Penalty interest rate for fixed rate loans

The overdue loan penalty interest rate shall be the loan interest rate determined under clause 1(1) of this article plus [ ] basis points, and the misappropriated loan penalty interest rate shall be the loan interest rate determined under clause 1(1) of this article plus [ ] basis points.

[ ] Penalty interest rate for floating rate loans

A. The floating period and repricing date for penalty interest shall be determined in accordance with clause 1(2) of this article. During the first floating period, the penalty interest base rate shall be the loan interest rate actually in effect at the time of default or misappropriation. Upon the expiration of each floating period, the penalty interest base rate for the next floating period shall be repriced on the repricing date in accordance with the method specified in clause 1(2) of this article.

B. The overdue loan penalty interest rate shall be the penalty interest base rate determined under this item A plus [ ] basis points, and the misappropriated loan penalty interest rate shall be the penalty interest base rate determined under this item A plus [ ] basis points.

[ ] Penalty interest rate for floating rate loans (note: this clause applies to loans with combined simple and compound interest calculation; delete if not applicable)

A. From the date of default or misappropriation, the penalty interest base rate shall float with each interest settlement period. The penalty interest base rate for each interest settlement period shall be the actual interest rate in effect during the preceding interest settlement period.

B. The overdue loan penalty interest rate shall be the penalty interest base rate determined under this item A plus [ ] basis points, and the misappropriated loan penalty interest rate shall be the penalty interest base rate determined under this item A plus [ ] basis points.

5. Other

(1) The “loan interest rate” and “penalty interest rate” under this contract are tax-inclusive rates, meaning that the interest collected by the lender from the borrower already includes the value-added tax payable in accordance with national laws and regulations.

(2) If a material change occurs in the pricing benchmark for the floating interest rate under this contract, the matter shall be handled in accordance with the market rules in effect at that time. If the lender requires the borrower to enter into a supplementary agreement regarding the relevant matter, the borrower shall cooperate.

(3) The term “pricing benchmark” as used in this article shall have the same meaning as the term “base interest rate.”

(4) Under this contract, “term SOFR” means the term SOFR published and administered by the Chicago Mercantile Exchange (or its successor administrator), “TIBOR” means the TIBOR published and administered by the Japanese Bankers Association (or its successor administrator), “EURIBOR” means the EURIBOR published and administered by the European Money Markets Institute (or its successor administrator), “overnight SOFR” means the overnight SOFR published and administered by the Federal Reserve Bank of New York (or its successor administrator), “overnight SONIA” means the overnight SONIA published and administered by the Bank of England (or its successor administrator), “overnight TONA” means the overnight TONA published and administered by the Bank of Japan (or its successor administrator), “overnight ESTR” means the overnight ESTR published and administered by the European Central Bank (or its successor administrator), and “overnight SARON” means the overnight SARON published and administered by the SIX Swiss Exchange (or its successor administrator).

Article 5 Conditions for Drawdown

The borrower must satisfy the following conditions to draw down the loan:

1. This contract and its appendices have become effective.

2. The borrower has provided the guarantee as required by the lender, and the guarantee contract has become effective and completed the legally required approvals, registrations, or filings.

3. The borrower has deposited with the lender the documents, instruments, seals, personnel list, and specimen signatures related to the execution and performance of this contract, and has completed the relevant forms.

4. The borrower has opened with the lender all accounts necessary for the performance of this contract.

5. At least ten banking business days prior to the drawdown, the borrower has submitted a written drawdown request and relevant documentation evidencing the purpose of the loan, and has completed the relevant drawdown procedures.

6. [ ] The borrower has submitted to the lender the resolution and authorization from its board of directors or other competent authority approving the execution and performance of this contract. (Note: This is an optional clause; delete if not applicable. Also, before signing the contract, ensure that the borrower has obtained the relevant approvals and authorizations for the execution of this contract.)

7. Other conditions for drawdown as stipulated by law or agreed by the parties.

If the above conditions for drawdown are not satisfied, the lender shall have the right to reject the borrower’s drawdown request, unless the lender agrees to disburse the loan.

Article 6 Drawdown Time and Method

1. The borrower shall draw down the loan in accordance with the following method (2) regarding time and method:

(1) Draw down the entire loan in a single installment on [ ] year [ ] month [ ] day.

(2) Draw down the full loan within 90 days commencing from March 3, 2026.

(3) Draw down the loan in installments according to the following schedule: nA

2. For any portion not drawn down within the time specified above, the lender shall have the right to reject the borrower’s drawdown request.

Article 7 Disbursement of Loan Funds

1. Loan disbursement account

The borrower shall open the following account with the lender as the loan disbursement account, through which the disbursement and payment of the loan shall be processed.

Account name: WIPO (Shanghai) New Energy Technology Co. Ltd.

Account number: [REDACTED]

The above account is a designated account and may only be used for the disbursement and payment of loan funds. It shall not be used for the receipt or payment of any other funds. (Note: This sentence is optional. If not applicable, it should be deleted.)

2. Method of loan fund disbursement

(1) The method of loan fund disbursement shall be executed in accordance with applicable laws, regulations, regulatory provisions, and the terms of this contract. The method of disbursement for each drawdown shall be confirmed in the drawdown request. If the lender determines that the disbursement method selected in the drawdown request does not meet the requirements, the lender shall have the right to change the disbursement method or suspend the disbursement and payment of the loan funds.

(2) Lender-directed payment means that, based on the borrower’s drawdown request and payment instruction, the lender pays the loan funds to the borrower’s transaction counterparties in accordance with the purposes specified in this contract. In accordance with the relevant regulations of the National Financial Regulatory Administration and the lender’s internal management rules, loan fund disbursements that meet any of the following conditions shall adopt the lender-directed payment method:

A. The lender has newly established a credit relationship with the borrower, and the borrower’s credit rating does not meet the lender’s internal requirements.

B. At the time of the drawdown request, the payment counterparty is identified (with a clear account number and account name), and the single transaction amount to a given counterparty exceeds RMB [AMOUNT] (exclusive; for foreign currency, converted at the actual drawdown date/exchange rate). (Note: The amount specified here shall not exceed RMB 10 million as stipulated in Article 30 of the Administrative Measures for Working Capital Loans (National Financial Regulatory Administration Order No. 2 of 2024) and shall not exceed the amount specified in the lender’s relevant internal management documents.)

C. Other circumstances as stipulated by the lender or agreed upon with the borrower.

(3) Borrower-directed payment means that, after the lender disburses the loan funds to the borrower’s account based on the borrower’s drawdown request, the borrower independently pays such funds to its transaction counterparties in accordance with the purposes specified in this contract. Except for the circumstances requiring lender-directed payment as described in the preceding paragraph, the method of disbursement for other loan funds shall be borrower-directed payment.

(4) Change of disbursement method. After submitting the drawdown request, if the borrower’s external payment conditions, credit rating, or other relevant conditions change, and the conditions set forth in Section 2, Paragraph (2) of this Article are met with respect to borrower-directed payment funds, the disbursement method shall be changed. If the disbursement method is changed, or if the payment amount, payment counterparty, or loan purpose under the lender-directed payment method changes, the borrower shall provide the lender with a written application explaining the changes, and resubmit the drawdown request and relevant transaction documents evidencing the use of funds.

3. Specific requirements for lender-directed payment of loan funds

(1) Payment instruction. If the conditions for lender-directed payment are met, the borrower shall include a clear payment instruction in the drawdown request, authorizing and entrusting the lender, after crediting the loan funds to the designated borrower account, to directly pay the loan funds to the account of the transaction counterparty designated by the borrower in accordance with the purposes specified in this contract. The borrower shall provide necessary payment information, including the name of the receiving transaction counterparty, the counterparty’s account number, and the payment amount.

(2) Provision of transaction documents. If the conditions for lender-directed payment are met, the borrower shall, at the time of each drawdown, provide the lender with its disbursement account information, the transaction counterparty’s account information, the payment amount, and supporting documents evidencing that the drawdown complies with the purposes specified in the loan contract. The borrower shall ensure that all documents provided to the lender are true, complete, and valid. The lender shall not be liable for any failure to complete the lender-directed payment in a timely manner due to the borrower providing untrue, inaccurate, or incomplete transaction documents. The borrower’s repayment obligations already incurred under this contract shall remain unaffected.

(3) Performance of the lender’s obligation for directed payment

A. If lender-directed payment is adopted, after the borrower submits the payment instruction and relevant transaction documents, the lender, upon review and approval, shall pay the loan funds to the borrower’s transaction counterparty through the borrower’s account.

B. If, upon review, the lender finds that the borrower’s purpose evidence documents or other related transaction materials do not conform to the terms of this contract or have other deficiencies, the lender shall have the right to require the borrower to supplement, replace, explain, or resubmit the relevant materials. Until the borrower submits transaction materials deemed satisfactory by the lender, the lender shall have the right to refuse the disbursement and payment of the relevant funds.

C. If the transaction counterparty’s account opening bank returns the payment, resulting in the lender’s inability to pay the loan funds to the transaction counterparty in accordance with the borrower’s payment instruction in a timely manner, the lender shall not be liable. The borrower’s repayment obligations already incurred under this contract shall remain unaffected. The borrower hereby authorizes the lender to freeze any funds returned by the transaction counterparty’s account opening bank. In such a case, the borrower shall resubmit the payment instruction, purpose evidence documents, and other relevant transaction materials.

(4) The borrower shall not circumvent lender-directed payment by splitting payments into smaller amounts.

4. After the loan funds are disbursed, the borrower shall, upon the lender’s request, promptly provide records and documents regarding the use of the loan funds. The aforementioned materials to be provided include, but are not limited to:____/___

5. If any of the following circumstances occur, the lender shall have the right to redetermine the conditions for loan disbursement and payment, change the method of loan disbursement, or stop or suspend the disbursement and payment of loan funds:

(1) The borrower’s business and financial condition significantly deteriorates.

(2) The borrower’s credit standing declines or the profitability of its main business is weak.

(3) The use of loan funds becomes abnormal or the borrower circumvents directed payment.

(4) The borrower fails to promptly provide records and documents regarding the use of loan funds as requested by the lender.

(5) The borrower disburses loan funds in violation of the provisions of this article.

(6) Any other material breach of the terms of this contract.

Article 8 Repayment

1. The borrower designates the following account as the fund collection account. All funds collected by the borrower shall be deposited into this account. The borrower shall promptly provide information on the inflows and outflows of this account. The lender shall have the right to require the borrower to explain large or unusual fund inflows and outflows in the fund collection account and to supervise this account. The lender shall have the right to require the borrower to enter into a separate account management agreement for the management of the fund collection account.

Account Name: WIPO (Shanghai) New Energy Technology Co., Ltd.

Account Number: [REDACTED]

2. Unless otherwise agreed by the parties, the borrower shall repay the loan under this contract in accordance with repayment plan item 3 below.

(1) The entire loan under this contract shall be repaid on the maturity date of the loan term. (Note: In accordance with Article 23 of the Measures for the Administration of Working Capital Loans (Financial Regulatory Administration Order No. 1 of 2024), this clause does not, in principle, apply to loans with a term exceeding one year.)

(2) The loan under this contract shall be repaid in accordance with the following repayment schedule:NA

(3) Other repayment schedule: The borrower shall repay the entire loan under this contract by March 20, 2027.

If the borrower needs to change the above repayment schedule, a written application must be submitted to the lender at least 10 banking business days prior to the maturity date of the relevant loan. Any change to the repayment schedule shall be subject to the written confirmation of both parties.

3. Unless otherwise agreed by both parties, in the event that the borrower is in arrears with both the principal and interest of the loan and the costs of enforcing the claims, the lender has the right to determine the order of application of payments to principal, interest, or costs of enforcing the claims. In the case of installment repayments, if there are multiple matured or overdue loans under this contract, the lender has the right to determine the order in which the borrower’s payments are applied to such loans. If there are multiple matured loan contracts between the borrower and the lender, the lender has the right to determine the order of contracts to which each payment made by the borrower shall be applied.

4. Unless otherwise agreed by both parties, the borrower may prepay the loan, provided that the lender is given written notice at least 10 banking business days in advance. The amount of any prepayment shall first be applied to repay the loan with the latest maturity date, in reverse order of maturity.

For loans calculated using a combination of simple and compound interest, if prepayment or partial prepayment is involved, the interest corresponding to the prepaid principal shall be settled in a lump sum.

The lender has the right to charge a prepayment penalty on the prepaid portion at the rate of ___/____. (Note: This is an optional clause. If it is not applicable or if the borrower is a small or micro enterprise, this clause must be deleted.)

5. The borrower shall repay the loan by the following method, being option 1:

(1) The borrower shall deposit sufficient funds into the following repayment account no later than 10 banking business days before the due date of each installment of principal and interest to ensure repayment. The lender has the right to automatically deduct the amount from this account on the due date of each installment of principal and interest.

Repayment account name: WIPO (Shanghai) New Energy Technology Co., Ltd.

Account number: 457282305773

(2) Other repayment method agreed by both parties:NA

Article 9 Guarantee (Note: Selectively fill in as applicable; delete inapplicable clauses.)

1. The guarantee method for the debt under this contract is as follows:

This contract constitutes the underlying contract under the Maximum Guarantee Contract No. Jiading 2025 Zui Gao Bao Zi No. 25066201 entered into between the guarantor, Liu Yuejin, and the lender, and the guarantor provides a maximum guarantee thereunder.

A guarantee is provided by the Shanghai Small and Medium Enterprise Policy Financing Guarantee Fund Management Center, and a corresponding guarantee contract shall be executed.

2. If an event occurs which, in the lender’s opinion, may affect the performance ability of the borrower or the guarantor, or if the guarantee contract becomes invalid, is revoked or rescinded, or if the financial condition of the borrower or guarantor deteriorates or they become involved in material litigation or arbitration, or if the accounts of the borrower or guarantor are sealed up, or if their performance ability is otherwise affected, or if the guarantor defaults under the guarantee contract or any other contract with the lender, or if the collateral depreciates, is damaged, destroyed, or sealed up, thereby diminishing or losing its guarantee value, the lender has the right to demand, and the borrower is obligated to provide, new guarantees, replacement guarantors, etc., to secure the debt under this contract.

Article 10 Issuance of Invoices

1. The borrower may apply to the lender for a value-added tax (VAT) invoice (VAT special invoice / VAT general invoice) after the lender confirms receipt of the funds. The lender shall issue the VAT invoice to the borrower upon receiving the application.

2. The borrower may apply for a VAT invoice at the relevant business handling institution or other institution designated by the lender.

3. The borrower must confirm that the payer of the funds, the signatory of the contract, and the purchaser listed on the VAT invoice are the same tax entity. If they are inconsistent, and this results in the borrower being unable to record the transaction in its accounts or to deduct input VAT in accordance with the law, the relevant losses shall be borne solely by the borrower.

4. If the borrower loses the invoice after receiving it, the lender is not obligated to issue a duplicate VAT invoice.

5. If the lender provides a discount to the borrower after negotiation, the amount stated on the VAT invoice shall be based on the discounted price.

6. If the lender provides services to the borrower free of charge, the lender shall not provide a VAT invoice.

7. When the lender issues a VAT invoice to the borrower, the borrower shall promptly verify the information on the invoice. If the information on the invoice is incorrect, the borrower shall promptly apply to the lender for the reissuance of a VAT invoice.

Article 11 Representations and Warranties

1. The borrower represents as follows:

(1) The borrower is duly registered and validly existing with the market supervision and administration department or competent authority, and has the capacity to enter into and perform this contract.

(2) The execution and performance of this contract are based on the true intention of the borrower, have been duly authorized in accordance with its articles of association or other internal management documents, and do not violate any agreement, contract, or other legal document binding on the borrower. The borrower has obtained or will obtain all necessary approvals, permits, filings, or registrations required for the execution and performance of this contract.

(3) All documents, financial statements, certificates, and other materials provided by the borrower to the lender under this contract are true, complete, accurate, and valid.

(4) The transaction background for which the borrower applies to the lender for business is true and legal, does not involve illegal purposes such as money laundering, terrorist financing, proliferation financing of weapons of mass destruction, tax evasion, or fraud, and does not violate the sanctions regulations of the United Nations, China, or other applicable jurisdictions.

(5) The borrower has not concealed from the lender any events that may affect its own or the guarantor’s financial condition and performance ability.

(6) The borrower and the loan project meet national environmental protection standards, are not enterprises or projects identified and published by relevant state departments as having prominent energy consumption or pollution issues with ineffective rectification, and do not involve energy consumption or pollution risks.

(7) The purpose of the loan and the source of repayment are true and legal.

(8) Other matters represented by the borrower:NA

2. The borrower covenants as follows:

(1) Upon the lender’s request, regularly or promptly submit to the lender its financial statements (including but not limited to annual, quarterly, and monthly reports) and other relevant materials; the borrower shall ensure that it continuously meets the following financial indicator requirements: ______________.

(2) If the borrower has entered into or will enter into a counter-guarantee agreement or similar agreement with the guarantor under this contract regarding its guarantee obligations, such agreement shall not impair any of the lender’s rights under this contract.

(3) Cooperate with the lender in loan disbursement management and post-disbursement management, accept the lender’s credit inspection and supervision, and provide sufficient assistance and cooperation. If the borrower makes autonomous disbursements, it shall accept and cooperate with the lender’s inspection and supervision through account analysis, document verification, on-site investigation, and other methods to verify whether the loan disbursement complies with the agreed purposes and whether there is any circumvention of entrusted disbursement by splitting the amount. The borrower shall, as required by the lender, periodically submit a summary report on the disbursement and use of loan funds. The specific reporting schedule is as follows: ______________.

(4) Prior to the occurrence of any merger, division, capital reduction, equity transfer, or any major matter that may affect its debt repayment ability, such as outward investment, provision of external guarantees, material increase in debt financing, or transfer of major assets or claims, the borrower must obtain the lender’s prior written consent.

If any of the following circumstances occurs, the borrower shall promptly notify the lender:

A. Changes to the borrower’s or guarantor’s articles of association, business scope, registered capital, or legal representative.

B. Changes in business operation methods, including any form of joint operation, joint venture with foreign investors, cooperation, contract operation, restructuring, restructuring, or planned listing.

C. Involvement in material litigation or arbitration proceedings, or the seizure, seizure, or supervision of property or collateral, or the creation of new security interests over the collateral.

D. Business suspension, dissolution, liquidation, suspension of operations for rectification, revocation, cancellation of business license, or (application for) bankruptcy.

E. Shareholders, directors, or current senior management being suspected of involvement in major cases or economic disputes.

F. The borrower’s default under any other contract.

G. Operational difficulties or deterioration of financial condition.

H. Other material adverse events affecting the borrower’s debt repayment ability.

(5) The borrower’s repayment of debts to the lender shall have priority over the borrower’s repayment of loans from its shareholders and shall be at least equal to debts of the same type owed to other creditors.

Furthermore, from the effective date of this contract until the full repayment of all principal, interest, and related expenses under this contract, the borrower shall not repay any loans from its shareholders. (Note: This sentence is optional; delete if not applicable.)

(6) In any fiscal year where the after-tax net profit is zero or negative, or where the after-tax profit is insufficient to cover accumulated losses from prior fiscal years, or where pre-tax profit is not used to repay the principal, interest, and expenses due in that fiscal year, or where pre-tax profit is insufficient to repay the next installment of principal, interest, and expenses, the borrower shall not distribute dividends or bonuses to shareholders in any form.

☐ From the effective date of this contract until the full repayment of all principal, interest, and related expenses under this contract, the borrower shall not distribute dividends or bonuses to shareholders in any form.

☐ From the effective date of this contract until the full repayment of all principal, interest, and related expenses under this contract, the dividends or bonuses distributed by the borrower to shareholders shall not exceed _____% of the borrower’s after-tax profit.

☐ In any fiscal year where the after-tax net profit is zero or negative, or where the after-tax profit is insufficient to cover accumulated losses from prior fiscal years, or where pre-tax profit is not used to repay the principal, interest, and expenses due in that fiscal year, or where pre-tax profit is insufficient to repay the next installment of principal, interest, and expenses, the borrower shall not distribute dividends or bonuses to shareholders in any form. Furthermore, when dividends or bonuses may be distributed to shareholders in accordance with this clause, the amount distributed shall not exceed _____% of the borrower’s after-tax profit.

(Note: Select one option based on actual business needs; delete inapplicable clauses.)

(7) The borrower shall not dispose of its own assets in a manner that reduces its debt repayment ability. The borrower undertakes that the total amount of external guarantees it provides shall not exceed _____ times its net assets, and that the total amount of external guarantees and the amount of each individual guarantee shall not exceed the limits stipulated in its articles of association.

(8) Except as permitted under the agreed purposes of this contract or with the lender’s consent, the borrower shall not transfer the loan funds under this contract to accounts with the same name or to related party accounts.

For transfers to accounts with the same name or to related party accounts, the borrower shall provide corresponding supporting documentation.

(9) ☐ With respect to the loan under this contract, the guarantee conditions, loan interest rate pricing, debt repayment priority, and other loan terms provided by the borrower to the lender shall be no less favorable than those provided now or in the future to any other financial institution. (Note: This is an optional clause; delete if not applicable.)

(10) ☐ Timely register the foreign currency loan, obtain approval for principal and interest repayment, and complete other procedures with the State Administration of Foreign Exchange. (Note: This is an optional clause; delete if not applicable.)

(11) The lender has the right to recall the loan early based on the borrower’s capital recovery situation.

(12) ☐ The borrower shall submit to the lender its environmental (climate), social, and governance risk report. The borrower represents and warrants that it will strengthen environmental (climate), social, and governance risk management and undertakes to accept the lender’s supervision. Any breach of the foregoing by the borrower constitutes or is deemed to be an event of default under this contract, and the lender may take default remedy measures in accordance with this contract. (Note: This is an optional clause. According to the Green Credit Guidelines (Yin Jian Fa [2012] No. 4) and the Green Finance Guidelines for the Banking and Insurance Industries (Yin Bao Jian Fa [2022] No. 15), if the borrower is a client with significant environmental (climate), social, and governance risks, this clause should be selected; delete if not applicable.)

(13) Cooperate with the lender in conducting due diligence, provide and update information on the institution and its ultimate beneficial owners, and provide background information on relevant transactions.

(14) The lender has the right, in accordance with laws and regulations, to participate in the borrower’s large-scale financing, asset sales, mergers, divisions, shareholding reform, bankruptcy liquidation, and other activities to protect the lender’s claims.

(15) Timely provide the lender with complete, true, and valid materials.

(16) Other matters to which the borrower undertakes: ______________.

Article 12: Disclosure of Related Party Transactions within the Borrower’s Group

The parties agree to apply the following item ____1____.

1. The borrower does not belong to a group client as determined by the lender in accordance with the risk management guidelines for credit business with group clients of commercial banks (Order No. 4 of 2010 of the China Banking Regulatory Commission) (the “guidelines”).

2. The borrower belongs to a group client as determined by the lender in accordance with the guidelines. The borrower shall promptly report to the lender any related party transactions exceeding 10% of its net assets, including the relationship between the transacting parties, the subject matter and nature of the transaction, the amount or corresponding proportion of the transaction, and the pricing policy (including transactions with no amount or only a nominal amount).

If any of the following circumstances occurs with the borrower, the lender has the right to unilaterally decide to stop disbursing any unused loan proceeds and to accelerate repayment of part or all of the principal and interest of the loan: using false contracts with related parties to discount or pledge receivables such as notes receivable or accounts receivable without a genuine trade background at a bank to obtain bank funds or credit; undergoing major mergers, acquisitions, or reorganizations that the lender deems may affect the security of the loan; intentionally evading bank debts through related party transactions; or other circumstances specified in article 18 of the guidelines.

Article 13: Events of default and remedies

Any of the following events constitutes or is deemed an event of default by the borrower under this contract:

1. The borrower fails to perform its payment and repayment obligations to the lender as agreed in this contract.

2. The borrower fails to draw down the loan funds in the manner agreed in this contract or fails to use the funds obtained for the purposes agreed in this contract; or the borrower uses the loan funds for on-lending or purchasing other financial products for arbitrage; or the borrower uses the loan funds to artificially increase fiscal revenue; or the borrower illegally increases local government隐性 debt.

3. Any representation made by the borrower in this contract is untrue, or the borrower fails to comply with any undertaking made in this contract.

4. A circumstance specified in article 11, paragraph 2, item (4) or other provisions of this contract occurs, and the lender deems that it may affect the financial condition or performance capability of the borrower or the guarantor, and the borrower fails to provide new security or replace the guarantor as required by this contract.

5. The borrower’s credit standing deteriorates.

6. The borrower’s financial indicators such as profitability, solvency, operational capability, and cash flow deteriorate, exceeding the indicator constraints or other financial covenants agreed in this contract.

7. The borrower has committed an event of default under any other contract with the lender or any other institution of Bank of China Co., Ltd.; the borrower has committed an event of default under any credit facility contract with other financial institutions.

(Note: select one based on actual business needs; delete the inapplicable clause.)

8. The guarantor breaches the guarantee contract, or breaches any contract with the lender or any other institution of Bank of China Co., Ltd.

9. The borrower ceases business operations or undergoes dissolution, cancellation, or bankruptcy.

10. The borrower is involved in or may become involved in material economic disputes, litigation, or arbitration, or its assets are sealed up, seized, or subjected to compulsory enforcement, or it is placed on file for investigation or subjected to punitive measures by judicial authorities or administrative authorities such as tax or industry and commerce, which has or may affect its performance of obligations under this contract.

11. There is abnormal change, disappearance, or investigation by judicial authorities or restriction of personal freedom of the borrower’s key individual investors or key management personnel, which has or may affect its performance of obligations under this contract.

12. Upon the lender’s annual review (i.e., each full year from the effective date of this contract) of the borrower’s financial condition and performance capability, the lender discovers circumstances that may affect the financial condition or performance capability of the borrower or the guarantor.

13. There are large or abnormal fund inflows or outflows from the designated fund return account, and the borrower fails to provide explanation materials acceptable to the lender.

14. Energy-saving project construction is seriously delayed, energy-saving technology or equipment has serious defects, the main facilities or equipment are shut down or production is reduced, causing a significant decline in energy load, actual energy savings are significantly lower than projected, energy-saving benefits cannot be timely returned to the designated account, the borrower engages in private high-interest lending, provides guarantees or incurs new debts without the lender’s consent, or key financial indicators seriously deteriorate. (Note: this is an optional clause. When conducting energy efficiency credit business in accordance with the energy efficiency credit guidelines (yin jian fa [2015] no. 2), this clause should be selected; if not applicable, delete it.)

15. The borrower refuses to cooperate with the lender in conducting due diligence, the borrower or its transaction counterparty is suspected of money laundering, terrorist financing, nuclear weapons proliferation, violation of sanctions regulations, or other illegal or non-compliant acts, or the borrower or guarantor is included in the sanctions lists of the united nations, china, or other applicable jurisdictions.

16. The borrower violates any other provisions of this contract regarding the rights and obligations of the parties.

Upon the occurrence of any event of default specified in the preceding paragraph, the borrower shall bear liability for default, and the lender has the right, depending on the specific circumstances, to take any or all of the following measures:

1. Require the borrower and the guarantor to remedy the default within a specified period.

2. Reduce, suspend, cancel, or terminate all or part of the credit facility granted to the borrower.

3. Suspend or terminate all or part of the acceptance of the borrower’s applications for drawdowns or other business under this contract or other contracts between the borrower and the lender; suspend, cancel, or terminate all or part of the disbursement, payment, or processing of loans not yet disbursed or trade finance not yet processed.

4. Declare all or part of the outstanding principal and interest of loans or trade finance and other amounts payable under this contract or other contracts between the borrower and the lender immediately due and payable.

5. Adjust the interest rate on the loan under this contract and impose default interest.

6. Adjust the loan disbursement method, such as changing自主支付 to受托支付 or reducing the threshold amount for受托支付.

7. Downgrade the risk classification of all credit assets under this contract or other contracts between the borrower and the lender.

8. Terminate or rescind this contract, or terminate or rescind all or part of other contracts between the borrower and the lender.

9. Require the borrower to compensate the lender for losses caused by its default, including but not limited to litigation costs, attorney fees, notarization fees, enforcement fees, and other related expenses incurred in realizing the creditor’s rights.

10. Deduct and transfer funds from accounts opened by the borrower with the lender or other institutions of Bank of China Co., Ltd. to satisfy all or part of the borrower’s obligations under this contract. Any unmatured amounts in such accounts shall be deemed to have accelerated and become due. If the currency of the account differs from the lender’s business pricing currency, the conversion shall be made at the lender’s applicable foreign exchange rate at the time of deduction.

11. Exercise the security interest.

12. Demand that the guarantor perform the suretyship obligations.

13. Take any other measures the lender deems necessary or appropriate.

Article 14 Reservation of Rights

If a party fails to exercise any or all of its rights under this contract, or fails to require the other party to perform or assume any or all of its obligations or liabilities, such failure shall not constitute a waiver of such rights or a release of such obligations or liabilities. Any indulgence, extension, or deferral by a party in exercising its rights under this contract shall not affect any rights such party enjoys under this contract or applicable laws and regulations, nor shall it be deemed a waiver of such rights.

Article 15 Amendment, Modification, and Termination

this contract may be amended or modified by written agreement of both parties. any amendment or modification shall form an integral part of this contract. unless otherwise provided by laws or regulations or agreed by the parties, this contract shall not be terminated until all rights and obligations hereunder have been fully performed. unless otherwise provided by laws or regulations or agreed by the parties, the invalidity of any provision of this contract shall not affect the legal validity of the other provisions.

article 16 governing law and dispute resolution

this contract shall be governed by the laws of the people’s republic of china (for the purpose of this contract, excluding the laws of the hong kong special administrative region, the macao special administrative region, and taiwan). any dispute arising from or in connection with the conclusion or performance of this contract after it becomes effective shall be resolved through negotiation between the parties. if negotiation fails, either party may adopt the following option 2 for resolution:

1. arbitration, submitted to:

（1）China international economic and trade arbitration commission

（2）Beijing arbitration commission (beijing international arbitration center)

（3）______ arbitration commission

in accordance with the arbitration rules of such commission in effect at the time of filing the arbitration application, with the arbitration to be conducted in [ ] (place of arbitration). the arbitration award shall be final and binding on all parties.

2. litigation. the parties may, through negotiation, choose to resolve the dispute through litigation in a court of the people’s republic of china. the lawsuit shall be filed with the people’s court in the place of domicile of the lender or of any other institution of bank of china co., ltd. that exercises rights or performs obligations under this contract or any sub-agreement. the lawsuit may be filed with the international commercial court of the supreme people’s court (for international commercial disputes with a subject matter of not less than rmb 300 million). the lawsuit may be filed with a people’s court having jurisdiction. during the dispute resolution period, if the dispute does not affect the performance of other provisions of this contract, such other provisions shall continue to be performed.

article 17 appendices

the following appendices and any other appendices jointly confirmed by both parties shall form an integral part of this contract and shall have the same legal effect as this contract:

1. drawdown request form (template)

2. notice of annualized loan interest rate (template)

3. ...

article 18 other agreements

1. without the lender’s prior written consent, the borrower shall not assign any rights or obligations under this contract to any third party.

2. if the lender, due to business needs, must entrust any other institution of Bank of China Co., Ltd. to exercise rights or perform obligations under this contract, or transfer the loan business under this contract to any other institution of Bank of China Co., Ltd. for assumption and management, the borrower hereby acknowledges and agrees. such authorized institution of Bank of China Co., Ltd. or the institution assuming the loan business under this contract shall be entitled to exercise all rights under this contract and to initiate litigation, submit to arbitration, or apply for enforcement in its own name with respect to disputes arising under this contract.

3. without prejudice to any other provisions of this contract, this contract shall be legally binding on both parties and their respective lawful successors and assigns.

4. Unless otherwise agreed, the parties designate the addresses set forth in this contract as their addresses for communication, correspondence, and valid service of process. The scope of application of such service addresses includes the service of various notices, contracts, and other documents during the performance of this contract, as well as the service of relevant documents and legal instruments in the event of a dispute under this contract (including but not limited to all stages of litigation after arbitration or civil proceedings, such as first instance, jurisdictional objection and reconsideration, second instance, retrial, remand for retrial, and enforcement; legal instruments include but are not limited to various notices, arbitration awards, judgments, rulings, and mediation statements). The borrower agrees that the lender, arbitration institution, or court may serve relevant documents and legal instruments on the borrower by electronic service via the borrower’s fax number and email address listed in this contract. If both a service address and an electronic service method are specified, service to the borrower’s designated address and electronic service shall have the same legal effect. If multiple methods of service are used for the same matter or legal instrument, each method shall be effective, and the date of first service shall be deemed the date of service. If the above address or method changes, the changing party shall notify the other party in writing of the new address or method at least 10 business days in advance. During arbitration or civil proceedings, if either party’s address or method changes, such party shall notify the arbitration institution or court of the change in service address or method. If a party fails to give such notice as described above, the service address or method confirmed in this contract shall remain valid. If legal instruments are not actually received by a party due to inaccuracy of the service address or method provided or confirmed by such party, failure to timely notify the other party and the court of a change in service address or method, or refusal by the designated recipient to accept service, then: for service by mail, the date of return of the document shall be deemed the date of service; for personal service, the date on which the server records the circumstances on the proof of service in the presence of the recipient shall be deemed the date of service; for electronic service, the date on which the document enters the system designated by the borrower shall be deemed the date of service.

This clause regarding the delivery address or method for relevant documents and legal instruments constitutes an independent provision in this contract for the confirmation of a valid service address. If this contract is determined to be invalid or revoked in whole or in part, this clause shall remain in effect.

5. The transactions under this contract are conducted based on each party’s independent interests. If, in accordance with applicable laws, regulations, and regulatory requirements, any other party to the transaction constitutes a related party or affiliate of the lender, each party shall not seek to use such related party relationship to influence the fairness of the transaction.

6. The headings and business names used in this contract are for convenience of reference only and shall not be used to interpret the content of the clauses or the rights and obligations of the parties.

7. In accordance with laws, regulations, and regulatory provisions, and given that the borrower has applied for financial products or services related to credit facilities from the lender, the borrower agrees and authorizes the lender to collect, query, store, use, process, transmit, provide, and delete the following relevant information of the borrower during the processes of due diligence, review and approval, business handling, loan disbursement, post-lending management, collateral registration and disposal, and debt collection and settlement, including:

(1) The borrower’s relevant information in the financial credit information basic database and other legally established credit information databases.

(2) The borrower’s business registration information, customs import and export information, tax payment information, invoice information, financial information, utility payment records and data, salary distribution information, communication fee payment information, POS acquiring data, internet credit information, payment and settlement information, collateral information, and other relevant information held by third-party institutions.

(3) The borrower’s information related to public security cases, litigation or arbitration matters, asset seizure, attachment, or compulsory enforcement, court judgments, arbitration awards, administrative penalties, social insurance payment status, etc.

(4) Information generated or obtained by the lender in the process of providing financial products or services to the borrower.

(5) For the avoidance of doubt, relevant information does not include any information that can be obtained through public channels.

The borrower agrees and authorizes the lender to collect, query, store, use, process, transmit, provide, and delete the above information, specifically including:

(1) Querying the borrower’s relevant information through the financial credit information basic database and other legally established credit information databases.

(2) Providing information related to this contract and other relevant information of the borrower to the financial credit information basic database and other legally established credit information databases for query and use by qualified institutions or individuals in accordance with the law.

(3) Internally sharing the above relevant information among members of the lender’s group to meet the needs of post-lending management and unified credit management of the borrower as required by laws, regulations, and regulatory provisions.

(4) Providing the above relevant information to relevant third-party institutions as needed for credit business handling, debt collection, assignment of creditor’s rights, and post-lending management.

This authorization shall remain valid until the date on which all credit facilities of the borrower within the lender’s group are fully settled.

8. If the drawdown date or repayment date falls on a non-working day such as a weekend or statutory holiday, it shall be postponed to the first working day following the non-working day.

9. If the lender is unable to perform this contract or perform it in accordance with the terms of this contract due to changes in laws, regulations, or regulatory provisions, or due to requirements of regulatory authorities, the lender has the right to terminate or modify the performance of this contract in accordance with such changes or requirements. If the termination or modification of this contract for such reasons results in the lender’s inability to perform or perform in accordance with the terms of this contract, the lender shall be exempted from liability.

10. The borrower may make inquiries and complaints regarding this contract and the business and fees under this contract by calling the lender’s contact number listed in this contract.

Article 19 Contract Effectiveness

This contract shall become effective upon being signed and sealed by the legal representatives (or persons in charge) or their authorized signatories of both the borrower and the lender. This contract is executed in three copies, with the borrower and the lender each holding one copy, all of which shall have equal legal effect.

Borrower: WIPO (Shanghai) New Energy Technology Co. Ltd.

Authorized Signatory:

Date: 2026

Lender: Bank of China Co., Ltd. Shanghai Jiading Sub-branch

Authorized Signatory:

Date: March 19, 2026

Attachment: Notice of Annualized Borrowing Interest Rate

Reference No.: Jiading 2026 Letter No. 26151901

To: WIPO (Shanghai) New Energy Technology Co. Ltd. (Borrower)

1. Our bank has entered into the “Working Capital Loan Contract” with reference number Jiading 2026 Loan No. 26151901 with your company. Under the aforementioned contract, our bank, as the lender, will provide a loan to your company with an annualized interest rate of 2.61%. This annualized interest rate includes:

(1) The loan interest calculated based on the loan interest rate stipulated in Article 4, Clause 1 of the aforementioned contract.

(2) Various fees directly related to the loan as stipulated in Article / of the aforementioned contract. (Delete if not applicable)

(3) Various fees directly related to the loan as stipulated in the agreement with reference number / separately signed between your company and our bank. (Delete if not applicable)

2. This notice, as an attachment to the aforementioned contract, forms an integral part thereof and has the same legal effect as the aforementioned contract. Matters not stipulated herein shall be governed by the provisions of the aforementioned contract.

Lender: Li Ronghua

Date: March 19, 2026